                                  EXHIBIT 12.1

                    Statement Regarding Computation of Ratios






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

Computation of Ratios
---------------------------------

The following formulas were used to calculate the ratios in Financial Information and Supplementary Data, page 44, Selected Financial Data for the years ended December 31, 2000, 1999, 1998, 1997 and 1996, included in this report.

(Calculation)
Net Income / Weighted average shares of common stock outstanding for the period = Earnings Per Share


                                                          December 31,
                                 2000          1999           1998          1997           1996
                               -------        -------       -------       -------        -------
Net Income                    $2,325,906     $2,450,381    $ 2,033,025    $1,930,568     $1,643,994


Weighted Average
Shares Outstanding             1,538,443      1,538,443      1,538,443     1,538,443      1,538,443

Per Share Amount                   $1.51          $1.59          $1.32         $1.25          $1.07


(Calculation)
Cash dividends / Shares issued
= Cash dividends declared per share


                                                          December 31,
                                 2000          1999           1998          1997           1996
                               -------        -------       -------       -------        -------
Cash dividends                 $ 980,542     $  827,247   $   732,677    $  652,936     $  573,698


Shares issued                  1,538,443      1,538,443     1,538,443     1,538,443      1,538,443

Per Share Amount                    $.64           $.54          $.48          $.43           $.38


(Calculation)
Stockholders' Equity / Shares issued
=  Book Value per share


                                                          December 31,
                                 2000          1999           1998          1997           1996
                               -------        -------       -------       -------        -------
Stockholders' Equity         $18,225,100    $16,055,472   $15,460,938   $14,128,995   $12,649,278


Shares issued                  1,538,443      1,538,443     1,538,443     1,538,443     1,538,443

Per Share Amount                  $11.85         $10.44        $10.05        $ 9.18        $ 8.22




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

(Calculation)
Net Income / Total average assets
=  Return on Average Assets


                                                         (In thousands)
                                                          December 31,
                                 2000          1999           1998          1997           1996
                               -------        -------       -------       -------        -------
Net Income                      $2,326         $2,450        $2,033        $1,931          $1,644

Total Average Assets          $203,529       $183,436      $164,630      $153,290        $137,810

Return on Average Assets         1.14%          1.34%         1.23%         1.26%           1.19%



(Calculation)
Net Income / Average stockholders' equity
=  Return on Average Equity

                                                         (In thousands)
                                                          December 31,
                                 2000          1999           1998          1997           1996
                               -------        -------       -------       -------        -------
Net Income                     $ 2,326        $ 2,450      $ 2,033       $ 1,931         $ 1,644

Total Average
Stockholders' Equity           $17,448        $16,087      $14,697       $13,400         $12,186

Return on Average Equity        13.33%         15.23%       13.83%        14.41%          13.49%



(Calculation)
Average Equity / Average stockholders' equity
=  Average Equity to Average Assets


                                                         (In thousands)
                                                          December 31,
                                 2000          1999           1998          1997           1996
                               -------        -------       -------       -------        -------
Total Average
Stockholders' Equity           $ 17,448      $ 16,087      $ 14,697      $ 13,400        $ 12,186

Total Average Assets           $203,529      $183,436      $164,630      $153,290        $137,810

Average Equity
 to Average Assets                8.57%         8.77%         8.93%         8.74%           8.84%


(Calculation)
Cash dividends per share / Net income per share
=  Dividend Payout Ratio


                                                          December 31,
                                 2000          1999           1998          1997           1996
                               -------        -------       -------       -------        -------
Cash dividends
  per share                     $ .64          $ .54        $ .48         $ .43           $ .38


Net income per share            $1.51          $1.59        $1.32         $1.25           $1.07

Dividend Payout Ratio          42.38%         33.96%       36.36%        34.40%          35.51%


(Calculation)
Loans / Total deposits
=  Loan to Deposit Ratio


                                                          December 31,
                                 2000          1999           1998          1997           1996
                               -------        -------       -------       -------        -------
Loans                      $114,053,003    $110,488,432  $103,555,319    $95,373,653    $80,416,680


Total deposits             $173,668,578    $161,557,932  $147,784,819   $137,044,813   $125,271,069

Loan to Deposit Ratio            65.67%          68.39%        70.07%         69.59%         64.19%




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